Exhibit 5.1

Registration Statement on Form F-1 of

Gafisa S.A.

(File Number 333-                     )

São Paulo, February 22, 2007

Ladies and Gentlemen:

We have acted as Brazilian counsel to Gafisa S.A., a sociedade por ações organized under the laws of the Federative Republic of Brazil (the “Company”) in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended, of a Registration Statement on Form F-1 (File No. 333-             ) (as amended to the date hereof, the “Registration Statement”) and the offering by the Company of 18,761,992 common shares (the “Primary Shares”) without par value, in the form of American Depositary Shares and by certain selling shareholders of 20,914,608 common shares (the “Secondary Shares”) without par value, in the form of American Depositary Shares.

In so acting, we have examined and relied upon originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, as we have deemed necessary or appropriate for the purposes of the opinion expressed below. In all such examinations, we have assumed, without any independent investigation or inquiry of any kind, the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity and completeness of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

We have assumed that there are no other documents, agreements or other arrangements involving any party or other relevant instrument that may in any way affect the opinions expressed herein. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of the Company.

Based upon the foregoing, and subject to each and all of the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Company has an authorized and outstanding capitalization as set forth in the Registration Statement, and (i) all of the Primary Shares are duly authorized and when the price at which the Primary Shares to be sold has been approved by or on behalf of the Board of Directors of the Company and when the Primary Shares have been issued and delivered against payment therefor in accordance with the terms of the international underwriting agreement referred to in the Prospectus which is a part of the Registration Statement, will be validly issued, fully paid and non-assessable and free of statutory preemptive rights and (ii) the Secondary Shares have been validly issued and are fully paid and non-assessable.

We are qualified to practice law in Brazil only and therefore the opinions expressed in this letter are limited to questions arising under the laws of Brazil.

Therefore, this opinion does not cover any questions arising under or relating to any laws other than the laws of Brazil as in effect at the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion.

This opinion is dated as of today and we also expressly disclaim any responsibility to advise with respect to any developments, modifications or circumstances of any kind occurring after the date hereof, even though such development or modification may affect the legal analysis, legal conclusion or any other matter set forth in or relating to this opinion letter.

We express no opinion as to any agreement, instruments or other documents other than as specified in this letter.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

We hereby consent to the filing of this opinion with SEC as an exhibit to the Registration Statement and to any related supplemental registration statement filed pursuant to the rules applicable thereto and to the reference made to our firm under the caption “Legal Matters” of the Registration Statement.

Very truly yours,

/s/ Barbosa, Müssnich & Aragão

Barbosa, Müssnich & Aragão